SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549



                                 Form 8-K



             Current Report Pursuant to Section 13 or 15(d) of
                        The Securities Act of 1934





  Date of Report (Date of earliest event reported): September 19, 1994



                         Micron Technology, Inc.
           (exact name of registrant as specified in its charter)






   Delaware                  1-10658                   75-1618004
  (State or other           (Commission                (I.R.S. Employer
   jurisdiction              File Number)               Identification No.)
   of incorporation)



             2805 East Columbia Road, Boise, Idaho       83706-9698
            (Address of principal executive offices)     (Zip Code)




                            (208)368-4000
           (Registrant's telephone number, including area code)

Item 5. Other Events

     See the following press release, dated September 19, 1994, announcing certain changes in the directors and officers of the Company. These changes will be effective some time over the next month following distribution of the Company's Annual Report to Shareholders, dated September 22, 1994.

FOR IMMEDIATE RELEASE

Contact:     Kipp Bedard
             Micron Technology, Inc.
             (208)368-4400


                       MICRON TECHNOLOGY, INC., ANNOUNCES
                            RESIGNATION OF OFFICERS


     Boise, Idaho, September 19, 1994 -- Micron Technology, Inc. announced today the following individuals are resigning as officers and directors for personal reasons effective sometime over the next month: Joe Parkinson, Chairman and Chief Executive Officer; Jim Garrett, President and Chief Operating Officer; and Reid Langrill, Vice President, Finance, Teasurer and Chief Financial Officer (and Chairman of Micron Computer, Inc., a subsidiary of Micron Technology, Inc.). These three officers will continue in a consulting capacity for six months after the resignations are effective.

     The company also announced that Steve Appleton was elected Chairman and Chief Executive Officer; Tyler Lowrey, Vice Chairman, Director and Chief Technical Officer; and Bill Stover, Vice President, Finance, Treasurer and Chief Financial Officer. Their succession will be simultaneous with the effective resignation date of the above officers.

     Micron Technology, Inc., based in Boise, Idaho, is a holding company whose common stock is traded on the New York Stock Exchange, Inc. (NYSE) under the symbol MU. The company's primary subsidiary, Micron Semiconductor, Inc., manufactures and markets DRAMs, fast SRAMs, and other semiconductor products.

                                 Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         Micron Technology, Inc.
                                            (Registrant)


September 22, 1994                      By /s/ Cathy L. Smith
                                           ----------------------------
                                           Cathy L. Smith
                                           Corporate Secretary